Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K




                              ARTHUR ANDERSEN LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 6 to Form N-1A Registration Statement of Managed Series Trust (Federated Managed Income Fund, Federated Managed Growth and Income Fund, Federated Managed Growth Fund and Federated Managed Aggressive Growth Fund) of our report dated January 15, 1997, on the financial statements as of November 30, 1996, included in or made a part of this registration statement.




                                        /s/ Authur Andersen LLP
                                                                ---
                                                             ARTHUR ANDERSEN LLP






Pittsburgh, Pennsylvania
January 27, 1997